Report of Independent Registered Public Accounting
Firm


To
the
Boa
rd
of
Tru
ste
es
and
Sha
reh
old
ers
SEI
Ins
tit
uti
ona
l
Inv
est
men
ts
Tru
st:


In planning and performing our audits of the financial statements of SEI Institutional
Investments Trust (the Trust), comprised of Large
Cap Fund, Large Cap Disciplined Equity Fund, Large
Cap Index Fund, S&P 500 Index Fund, Extended Market
Index Fund, Small Cap Fund, Small Cap II Fund,
Small/Mid Cap Equity Fund, U.S. Equity Factor
Allocation Fund (commencement of operations April
26, 2018), U.S. Managed Volatility Fund, Global
Managed Volatility Fund, World Equity Ex-US Fund,
Screened World Equity Ex-US Fund, World Select
Equity Fund (commencement of operations June 30,
2017), and Emerging Markets Equity Fund and the statements of assets and liabilities, including the schedules of investments, of the Opportunistic
Income Fund, Core Fixed Income Fund, High Yield
Bond Fund, Long Duration Fund, Long Duration Credit
Fund, Ultra Short Duration Bond Fund, Emerging
Markets Debt Fund, Real Return Fund, Limited
Duration Bond Fund and Intermediate Duration Credit
Fund (twenty-five of the twenty-seven funds comprising the Trust), and the consolidated financial statements of Dynamic Asset Allocation
Fund and Multi-Asset Real Return Fund (two of the twenty-seven funds comprising the Trust) as of and for the year ended May 31, 2018, except for the U.S. Equity Factor Allocation Fund for which the date is the period from April 26, 2018
(commencement of operations) through May 31, 2018 and World Select Equity Fund for which the date is the period from June 30, 2017 (commencement of operations) through May 31, 2018, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and Trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of SEI Institutional Investment Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

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